UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2025

Hudson Pacific Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-34789	27-1430478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11601 Wilshire Blvd., Ninth Floor
Los Angeles, California	90025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 445-5700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HPP	New York Stock Exchange
4.750% Series C Cumulative Redeemable Preferred Stock	HPP Pr C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On June 11, 2025, Hudson Pacific Properties (“HPP”, the “Company”, “we” or “our”) issued a press release announcing that it has commenced a $600 million underwritten public offering (the “Offering”) of shares of its common stock and pre-funded warrants to purchase shares of its common stock and intends to contribute the net proceeds from this offering to its operating partnership, which intends to use the net proceeds to repay borrowings under its revolving credit facility, repay other indebtedness and/or for general corporate purposes. Pending these applications, the Company’s operating partnership intends to invest the net proceeds from this offering in interest-bearing accounts and short-term, interest-bearing securities in a manner that is consistent with its intention to qualify for taxation as a real estate investment trust. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

In connection with the Offering, the Company is providing the following disclosures, which update and supplement the Company’s existing business and financial disclosures, as follows:

Recent Developments

Portfolio and Market Trends

Our Class-A office properties attract leading public and established private companies that we believe have growth potential. As of March 31, 2025, 53%, 40% and 7% of HPP’s share of annualized base rent, or ABR, was derived from public companies, private companies that have operated for 10 or more years, and private companies with less than 10 years operations, respectively. As of March 31, 2025, 40% of HPP’s share of ABR was derived from tenants that are, or have parent entities that are, investment-grade rated, and of HPP’s share of ABR derived from public company tenants, 75% was derived from tenants that are, or have parent entities that are, investment-grade rated. Based on ABR, HPP’s share of the weighted average lease term was approximately five years. We calculate ABR for office properties by multiplying (i) cash base rents under commenced leases, excluding tenant reimbursements, as of March 31, 2025 by (ii) 12. For studio properties, ABR represents actual base rent for the 12 months ended March 31, 2025, excluding tenant reimbursements.

In each of our major markets, we have seen positive trends, including support from public officials (both local and federal) and industry groups to keep and grow film production in Los Angeles, increasing or stable leasing, net absorption rates that are either positive or trending toward positive, sublease availability that has steadily decreased and very limited new supply. During the year ended December 31, 2024, we had net loss of $381.4 million and HPP’s share of net operating income, or NOI, of approximately $338.0 million, of which 40%, 23%, 17%, 17% and 3% was derived from our operations in the Silicon Valley, San Francisco, Los Angeles, Seattle and Vancouver markets, respectively. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by generally accepted accounting principles in the United States (“GAAP”) and should not be considered an alternative to net income, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from net income. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (including rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (which includes external management fees, if any, and property-level general and administrative expenses). For a reconciliation of NOI to net income, see “Certain Results of Operations, Financial Condition and Other Data.”

Leasing and Transaction Activity

During the quarter ended March 31, 2025, we executed new and renewal leases for approximately 630,000 square feet, representing a year-over-year increase of 24% in square feet and the highest quarterly leasing activity since the second quarter of 2022. Of such 630,000 square feet, 66% was for new leases. Although we can provide no assurance that lease transactions in our pipeline will be completed on expected terms or at all, as of March 31, 2025, we had given tours for an aggregate of 1.7 million square feet, a quarter-over-quarter increase of 18%, and we have leases, letters of intent or proposals covering an aggregate of approximately 2.1 million square feet, with 34% of such space comprised of late stage deals and new deals comprising 83% of such space. In addition, as of March 31, 2025, we have seen increases in technology requirements and average square footage.

While trailing twelve-month net effective rents for both blended and new leases during the twelve-month period ended March 31, 2025 remained below pre-pandemic levels (an estimated 7% and 4%, respectively), we saw an increase in lease term for each of blended and new leases during the same twelve-month period (an estimated 54% and 72%, respectively). We believe that our leasing trends are also bolstered by the start of a period of lower quarterly lease expirations and the lease-up of recently completed and under-construction office and studio projects, which we believe provide an opportunity to grow our cash flows with minimal additional capital investment. Our future development pipeline includes the development of seven projects with an estimated 3.2 million square feet, located in four markets. Of these development projects, 60% and 40% are for office and studio properties, respectively.

On May 30, 2025, we sold the 625 Second Street property for net proceeds of approximately $25 million.

Deleveraging Plan

In the first quarter of 2025, we secured a commercial mortgaged-backed securities loan for total gross proceeds of $475.0 million (the “Office Portfolio CMBS”). We used the proceeds from the loan to repay $259.0 million on our unsecured revolving credit facility and to repay the $168.0 million loan secured by the Element LA property. As of March 31, 2025, HPP’s share of near-term debt maturities consist of $432 million due in the fourth quarter of 2025, $704 million due in the second half of 2026 and $596 million due in 2027. Of such amounts, 49% are secured by assets with significant weighted-average lease terms remaining and high occupancy, and none of the office assets securing such loans was less than 90% leased. As of May 9, 2025, using additional borrowings under our unsecured revolving credit facility, we repaid our Series B, Series C and Series D notes in full. As of June 4, 2025, we had approximately $326.8 million of liquidity, including approximately $265.0 million of undrawn capacity under our unsecured revolving credit facility and $61.8 million of cash and cash equivalents at HPP’s share.

Management believes that, following this offering, a potential rebound in office and studio leasing, along with an uplift in studio performance could improve our key leverage metrics in the medium- to long-term. Management’s objective is to obtain a target leverage ratio of approximately 7.5x to 8.5x (inclusive of the liquidation preference on our 4.750% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share, or our Series C preferred stock, and Series A preferred units) in a multi-year strategy. Management believes that certain drivers that may help strengthen these metrics include stabilization of in-service office occupancy, same-store studio occupancy, and occupancy for certain core assets.

Additional General and Administrative Savings

We are accelerating our cost reduction initiatives to seek to optimize overhead, while maintaining operational momentum across our office and studio portfolios. As part of this process, we are taking steps designed to achieve an additional $9.0 to $10.0 million of annual general and administrative expense savings, updating our full-year 2025 general and administrative expense outlook to a range of $58.0 to $63.0 million. As part of this undertaking, the Company’s top three named executive officers have elected to forfeit their 2024 performance unit equity awards, resulting in $14.3 million of total general and administrative savings, approximately $4.9 million of which will be realized in 2025, with the remaining savings occurring over the next three years. The Company has also reduced fees for its board of directors by approximately 30%, equivalent to another $0.5 million of annual savings.

Based on these savings, commencing as of next year, we currently project a full-year annual general and administrative expense range of $50.0 million to $55.0 million. There can be no assurances that actual results will not ultimately differ from this estimate.

Apart from ongoing efforts to reduce our general and administrative expenses, we have also worked proactively to expand operating margins, address upcoming debt maturities and enhance liquidity, with recent accomplishments that include:

•

$14.2 million ($13.6 million at HPP’s share) of annual savings in 2024 related to fixed studio costs through a combination of lease terminations, disposal of obsolete transportation assets, and payroll reductions;

•

$465.0 million repayment of private placement notes maturing in 2025, 2026 and 2027, and we are seeking to refinance our 1918 Eighth property, which has a maturity date in December 2025 and is our only remaining debt maturity in 2025; and

•

complete or in-contract sales of non-core assets that could generate approximately $97.0 million of gross proceeds year-to-date. Though we can provide no assurances that future asset sales will be completed on the expected terms or at all, we are in negotiations to dispose of additional non-core assets that we anticipate would generate an additional $125.0 million to $150.0 million of gross proceeds.

Dividend

On June 10, 2025, we announced that our board of directors declared a dividend on our Series C preferred stock of $0.296875 per share, equivalent to an annual rate of $1.18750 per share, which will be paid on June 30, 2025 to preferred stockholders of record on June 20, 2025.

Revolving Credit Facility Commitment

We received commitments from six participating banks to extend $462 million of revolving credit commitments through December 31, 2029, including two 6-month extension options, and to increase by $20 million the revolving credit commitments under the current revolving credit facility through December 31, 2026 (including two 6-month extension options), in each case, subject to the satisfaction of certain conditions, including the completion of this offering. There can be no assurance that the extension or increase will be completed.

Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the Securities and Exchange Commission and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUDSON PACIFIC PROPERTIES, INC.

Date: June 11, 2025	By:	/s/ Mark Lammas
Mark Lammas
President